EXHIBIT 10.22

ENTRUST TECHNOLOGIES, INC.

CHANGE IN CONTROL BONUS INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

1.1 Effective Date and Establishment of the Plan. The Company hereby establishes the Entrust Technologies, Inc. Change in Control Bonus Incentive Plan, as amended from time to time, to permit the awarding of bonuses to eligible Employees, based on the consideration the Company or the Company’s shareholders receive upon a Change in Control (as defined in Section 2.5 below).

The Plan shall become effective on January 26, 2004 and shall continue until terminated by the Company pursuant to Section 7.

1.2 Purpose. The Board recognizes that the possibility of a Change in Control of the Company exists from time to time and that such possibility, and the uncertainty, instability and questions that it may raise for and among key Employees, may result in the premature departure or significant distraction of such personnel to the material detriment of the Company and its shareholders. Therefore, in order to align the interests of the Company’s shareholders with the Company’s key Employees, the Company has established the Plan to provide such Employees with the opportunity to increase their total compensation through the payment of cash bonuses in the event of Change in Control.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided).

2.1 “Award” means an award of the opportunity to receive a cash bonus payable upon the consummation of a Change in Control.

2.2 “Bonus Award Agreement” means a written agreement in a form approved by the Administrator to be entered into by the Company and the Participant as provided in Section 3 and Section 5.3.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” shall exist:

(a) if the Participant Willfully and materially breaches any confidentiality, non-solicitation or non-disparagement agreement he may have with the Company;

(b) if the Participant is convicted of, or pleads nolo contendere to, a felony that materially prejudices the Company;

(c) in the event of Participant’s Willful failure to attempt in good faith to perform the duties of the Participant’s employment after receipt of written notice from the Board and an opportunity to cure such failure; or

(d) in the event of Participant’s Willful failure to attempt in good faith to follow any legal and proper Board directive, after receipt of written notice from the Board and a reasonable opportunity to cure such non-adherence or failure to act.

2.5 “Change in Control” shall be deemed to have occurred if:

(a) any Person other than (A) the Company or, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or (C) any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company, becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 25% of the combined voting power of the Company’s or such subsidiary’s then outstanding securities; or

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board; or

(c) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a “Significant Subsidiary”) with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(d) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s common stock immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom.

For purposes of this definition:

(i) The term “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

(ii) The term “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the individual or individuals as designated by the Board to administer the Plan who are independent directors immediately prior to a Change in Control.

2.8 “Common Stock” means the common stock of the Company or such other class or kind of shares or other securities resulting from the application of Section 7.

2.9 “Common Stock Price Targets” means the price of Common Stock on the date of a Change in Control under which a bonus is payable.

2.10 “Company” means Entrust Technologies, Inc., a Maryland corporation, and any successor thereto.

2.11 “Effective Date” means the date the Plan becomes effective, as set forth in Section 1.1 herein.

2.12 “Employee” means an officer or other key employee of the Company or a Subsidiary including a director who is such an employee.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time or any successor act thereto.

2.14 “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. Notwithstanding the foregoing, on the date a Change in Control occurs, Fair Market Value shall mean the total cash and other consideration received by the Company and/or its shareholders divided by the number of outstanding shares of Common Stock of the Company on such date, if this calculation would yield a higher Fair Market Value.

2.15 “Good Reason” shall mean a termination of the Participant’s employment at his initiative following the occurrence, without the Participant’s written consent, of one or more of the following events:

(a) any change in the Participant’s title (other than a promotion) or the assignment of any duties or responsibilities inconsistent in any material and adverse respect with the Participant’s position or which represent a material diminution of the Participant’s duties or responsibilities;

(b) a decrease in the Participant’s annual base salary or target annual incentive award opportunity or notice from the Board of an intention to materially reduce or eliminate the Participant’s severance benefits;

(c) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company’s obligations to the Participant under the Plan or any employment or severance agreement;

(d) a relocation of the Participant’s principal place of employment to a location that increases the distance the Participant is required to commute from his primary residence immediately prior to the Change in Control, by more than 25 miles;

(e) any significant increase (as compared to the amount of travel conducted by the Participant prior to the Change in Control) in the amount of travel or any substantial change in the destination of such travel necessary for the Participant to perform his job responsibilities hereunder;

(f) any material unremedied breach by the Company of the terms and conditions of the Participant’s employment, including without limitation, the terms and conditions of any employment or severance agreement;

(g) any termination by the Participant within 12 months following a Change in Control; or

(h) if the Participant is a member of the Board as of the Award Date, as defined in Section 5.4, a failure to nominate or re–elect the Participant as a member of the Board.

2.16 “Participant” means an Employee who is participating in the Plan pursuant to Section 4.

2.17 “Plan” means the Entrust Technologies, Inc. Change in Control Bonus Incentive Plan, as amended from time to time.

2.18 “Subsidiary” means any corporation controlled directly or indirectly by the Company.

2.19 “Termination in Contemplation of a Change in Control” means a termination within 12 months prior to an actual Change in Control at the request or direction of a

Person who enters or has entered into an agreement the consummation of which would cause a Change in Control or who conditions entry into such an agreement on the Participant’s termination whether or not such Person actually enters into such an agreement. A termination by the Participant for Good Reason shall constitute a termination in contemplation of a Change in Control if the actions giving rise to Good Reason were taken at the suggestion of a Person who has entered into an agreement the consummation of which would cause a Change in Control.

2.20 “Willful” means that an act or failure to act on a Participant’s part was done or omitted to be done by him not in good faith, and not as a result of any incapacity of Participant.

SECTION 3. ADMINISTRATION

3.1 The Plan shall be administered by the Committee.

3.2 The Committee shall employ such legal counsel, independent auditors and consultants as it deems appropriate for the administration of the Plan and shall be entitled to rely in good faith upon any report, calculation or other information furnished to it by any officer or employee of the Company or from the financial, accounting, legal or other advisers of the Company.

3.3 Subject to the limitations set forth herein, the Committee shall: (i) select the Employees who shall participate in the Plan, (ii) grant Award in such amounts as it shall determine, (iii) enter into Bonus Award Agreements with participants, which set forth the amounts payable as a bonus to a Participant based upon certain Common Stock Price Targets, (iv) impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (v) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (vi) make any and all legal and factual determinations in connection with the administration and interpretation of the Plan, (vii) correct any defect or omission or reconcile any inconsistency in this Plan or in any Award granted hereunder and (viii) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations shall be conclusive and binding upon all parties.

SECTION 4. ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. The Committee, in its sole discretion, shall determine the Employees who are eligible to participate in the Plan.

SECTION 5. BONUS AWARDS

5.1 Bonus Award. The grant of an Award to a Participant shall entitle such Participant to payment of a cash bonus, as specified in the Bonus Award Agreement, based upon the Common Stock Price Targets, as specified in the Bonus Award Agreement.

5.2 Date of Payment of Award. An Award shall be payable to the extent required under a Bonus Award Agreement as soon as practicable following a Change in Control.

5.3 Bonus Award Agreement. Awards shall be evidenced by Bonus Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable, including without limitation, the establishment of Common Stock Price Targets for the Participant and the cash bonus payable to the Participant upon the attainment of a given Common Stock Price Target.

5.4 Term of Bonus Award Agreement. The term of a Bonus Award Agreement shall commence on the date the Award is granted (the “Award Date”) and shall remain in effect until the third anniversary of the Award Date (the “Original Term”). The Original Term shall be automatically renewed for successive one-year terms (the “Renewal Terms”) unless at least 180 days prior to the expiration of the Original Term or any Renewal Term, either Party notifies the other Party in writing that he or it is electing to terminate the Bonus Award Agreement at the expiration of the then current Term. “Term” shall mean the Original Term and all Renewal Terms. If a Change in Control shall have occurred during the Term, then, notwithstanding any other provision of this Section 5.4, the Term shall not expire earlier than three years after such Change in Control.

5.5 Termination. Unless otherwise provided in this Section 5.5, in the Bonus Award Agreement or by the Committee, a Participant must be an Employee immediately prior to a Change in Control in order for such Participant’s Award to be payable. Notwithstanding the foregoing, if the Participant’s suffers a Termination in Contemplation of a Change in Control, the Participant shall be entitled to receive the appropriate payment of his Award. Accordingly, if the Participant’s employment is terminated for Cause at any time prior to a Change in Control, the Participant shall forfeit any Award granted under this Plan and such Participant shall not receive any consideration for the cancellation of such Award.

SECTION 6. RIGHTS OF PARTICIPANTS

6.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate a Participant’s employment at any time or confer upon any Participant any right to continue in the employ of the Company.

SECTION 7. AMENDMENT AND MODIFICATION

7.1 The Board or the Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant, adversely affect the rights of a Participant hereunder or under such Participant’s Bonus Award Agreement.

7.2 Notwithstanding the foregoing, in the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Committee shall make appropriate adjustment to the Common Stock Targets in outstanding Bonus Award Agreements and any other appropriate adjustments to outstanding Awards as it determines appropriate.

SECTION 8. MISCELLANEOUS

8.1 Governing Law. The Plan and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Texas.

8.2 Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local income and employment taxes required by law to be withheld with respect to such payments.

8.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

8.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

8.6 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

8.7 Meaning of “Company”. Any reference to the Company includes, if and to the extent applicable, a reference to any Subsidiary.

To record the adoption of the Plan, the Company has caused its authorized officers to affix its corporation name and seal this 26th day of January, 2004.